Exhibit 99.1

Lawson Software Reports Third Quarter Fiscal 2008 Financial Results

Software license revenues increase 21 percent year-over-year

ST. PAUL, Minn.--(BUSINESS WIRE)--Lawson Software, Inc. (Nasdaq: LWSN) today reported financial results for its third quarter of fiscal year 2008, which ended Feb. 29, 2008. Lawson reported GAAP (generally accepted accounting principles) revenues for the quarter of $212.9 million, up 11 percent from revenues of $191.2 million in its fiscal 2007 third quarter. The company reported double-digit increases in license fees and maintenance: license fee revenues increased 21 percent to $32.0 million driven primarily by software sales to new customers, and maintenance revenues rose 15 percent to $84.6 million driven by higher renewal rates at standard annual price increases and customer adoption of premium Total Care support offerings. Consulting revenues rose 5 percent to $96.3 million, driven primarily by third party revenues. Consulting revenues were lower than planned due to lower consultant utilization in certain regions.

Third quarter GAAP net income was $0.7 million, or less than $0.01 per diluted share, compared with a net loss of $9.8 million, or $0.05 per share loss, in the third quarter of fiscal 2007. The year-over-year improvement in net income was primarily attributable to growth in software license and maintenance revenues and reductions in general and administrative expenses and restructuring charges. Revenue gains and expense reductions were partially offset by associated tax increases and by a non-operating impairment charge of $8.1 million recorded in other expenses to reduce the fair value of auction rate securities held by the company, which is further described below. This impairment charge impacted net earnings by $0.05 per diluted share. Currency fluctuations had a nominal negative impact of less than one penny on net earnings per share. Refer to Table 1 attached to this release for a summary of the impact of currency fluctuation to Lawson’s year-over-year performance.

Included in the reported GAAP net income and earnings per share results are pre-tax expenses totaling $3.4 million for amortization of acquired intangible assets, amortization of purchased maintenance contracts, purchase accounting impact on consulting costs, reductions to pre-merger claim reserves and restructuring charges, the $8.1 million impairment charge for auction rate securities and $0.4 million of non-cash stock-based compensation. Excluding these expenses and including $0.2 million of maintenance revenue impacted by purchase accounting adjustments made to the opening deferred revenue balances acquired from the former Intentia International AB, non-GAAP net income for the third quarter of fiscal 2008 was $13.7 million, or $0.08 per diluted share.

“Our third quarter license revenues grew 21 percent, boosted by software license sales to new customers,” said Harry Debes, Lawson president and CEO. “Software contracting in the quarter was strong in all geographies and verticals. In fact, Q3 was the second strongest quarter for software contracting in Lawson’s history as a public company, going back more than six years, exceeded only by our May 2007 quarter. We still have some challenges to address in our business, but the progress we are making continues to be substantial. This sentiment was also voiced by more than 5,000 customers and partners who attended our annual Conference and User Exchange held in March, where we showcased a robust new product lineup.”

Nine-Months Ended Feb. 29, 2008

GAAP revenues for the nine months ended Feb. 29, 2008 were $618.9 million, up 15 percent from revenues of $537.5 million during the same fiscal 2007 period. GAAP net income was $10.0 million, or $0.06 per diluted share, improving from a net loss of $29.1 million, or $0.16 per share loss a year ago. The company estimates currency fluctuations had a negative impact of $0.03 on net earnings per diluted share for the nine-month period.

Included in the reported nine-month GAAP results are pre-tax expenses of $18.5 million for amortization of acquired intangible assets, amortization of purchased maintenance contracts, purchase accounting impact on consulting costs, reductions to pre-merger claim reserves and restructuring charges, the $12.3 million impairment charges for auction rate securities, and $4.7 million of non-cash stock-based compensation. Excluding these expenses and including $1.3 million of maintenance and services revenue impacted by purchase accounting adjustments made to the opening deferred revenue balances acquired from the former Intentia International AB, non-GAAP net income for the nine months ended Feb. 29, 2008, was $42.0 million, or $0.23 per diluted share.

Financial Guidance

For the fourth quarter of fiscal 2008, which ends May 31, 2008, the company estimates total revenues of $225 million to $230 million. The company anticipates GAAP fully diluted earnings per share will be $0.07 to $0.10, exclusive of further impairments in auction rate securities, if any are deemed necessary. Non-GAAP fully diluted earnings per share are forecasted to be between $0.08 and $0.11, excluding approximately $10 million of pre-tax expenses related to the amortization of acquisition-related intangibles, amortization of purchased maintenance contracts, stock-based compensation charges and any future impairment charges for auction rate securities if deemed necessary. The non-GAAP effective tax rate for fiscal 2008 is anticipated to be in the range of 37 percent and 40 percent.

Third Quarter Fiscal 2008 Key Metrics

  Cash, cash equivalents, marketable securities and long-term investments at quarter-end were $390 million (including $3.3 million of restricted cash,) compared to the Nov. 30, 2007, balance of $431.6 million (including $7.5 million of restricted cash).
  The company repurchased 5.5 million shares of common stock in the third quarter for $48.9 million at an average price of $8.96 per share. Since inception of the $200 million buyback authorization in November 2006, the company has repurchased 18 million shares for $160.5 million at an average price of $8.94, representing 9.6 percent of our shares outstanding as of November 2006.
  Total deferred revenues were $216.0 million, including $45.3 million of deferred license revenues, compared to the Nov. 30, 2007, balance of $176.5 million, including $36.1 million of deferred license revenue. Total deferred revenues increased primarily due to added deferred maintenance revenues resulting from the company’s January 1 annual contract renewal date for its international customers.
  Days sales outstanding (DSO) at quarter end were 85 compared to the Nov. 30, 2007 balance of 65 days. The DSO increase was due to higher accounts receivable resulting primarily from the timing of the international maintenance billing process and the complete deferral of a contact of significant size signed in the third fiscal quarter of 2008.
  The company signed 317 deals, compared to 354 deals in the third quarter of fiscal 2007. Average selling price of all deals increased from $88,000 to $133,000 year-over-year.
  Twenty-seven new customer deals were signed, compared with 24 in the third quarter a year ago. Average selling price of new customer deals was $646,000 compared to $373,000 a year ago.
  Two deals greater than $1 million and 13 deals between $500,000 and $1 million were signed, compared to five deals greater than $1 million and four deals in the $500,000 to $1 million range in the third quarter fiscal 2007.
  The Americas region represented 50 percent of total revenue; Europe, Middle East, and Africa region represented approximately 46 percent of total revenue; and Asia-Pacific represented 4 percent of total revenue.
  Key customer wins: Americas – Finning International; Trimark USA; West Penn Allegheny Health System; Skaggs Community Health Center; Premier Health Partners; Unified Government of Wyandotte County/Kansas City. EMEA – Fetim B.V.; LISI Aerospace; Milko. Asia-Pacific – Monza Imports.

Impairment Charge for Auction Rate Securities

As of Feb. 29, 2008, the company had a total of $390 million in cash and equivalents including $5.5 million in marketable securities and $48.5 million in long-term investments which consists of investments in auction rate securities. The Company has a long history of investing excess cash under a conservative corporate policy that only allows investments in highly rated investment-grade securities, with preservation of capital and liquidity as primary objectives. However, uncertainty in the credit markets has affected all of the company’s holdings in auction rate securities. While these investments were still rated AA or higher as of the end of the period and all scheduled interest payments were made, uncertainties in the credit markets remained and the fair value of the Company’s portfolio continued to decline. The company recorded an additional permanent impairment charge of $8.1 million as well as a temporary impairment charge of $2.1 million to reduce the value of its auction rate securities to their estimated fair value of $48.5 million as of Feb. 29, 2008 from a par value of $63.7 million. The company had previously recorded a permanent impairment charge of $4.2 million and a temporary impairment charge of $0.8 million in the quarter ending Nov. 30, 2007. The permanent impairment charges have been recorded as non-operating losses in other expense and the temporary impairment charges have been recorded as unrealized losses in stockholders’ equity. The impairment charges represent future expected capital losses for which the Company currently does not have available capital gains to offset. Accordingly, no tax benefits were recorded with the impairment. There is no assurance as to when the market for auction rate securities will stabilize. The company will continue to monitor the fair value of its auction rate securities and relevant market conditions and will record additional impairment if future circumstances warrant such charges.

Conference Call and Webcast

The company will host a conference call and webcast to discuss its second quarter results and future outlook at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) April 3, 2008. Interested parties should dial 888-791-1856 (passcode: Lawson Q3) and international callers should dial +1-210-234-0000. A live webcast will be available on www.lawson.com. Interested parties should access the conference call or webcast approximately 10-15 minutes before the scheduled start time.

A replay will be available approximately one hour after the conference call concludes and will remain available for one week. The replay number is 800-216-4437 or + 1-402-220-3876. The webcast will remain on www.lawson.com for approximately one week.

About Lawson Software

Lawson Software provides software and service solutions to approximately 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson’s solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in Lawson's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; uncertainty regarding potential future deterioration in the market for auction rate securities which could result in additional permanent impairment charges, global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q and the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results including non-GAAP net income (loss) and non-GAAP net income (loss) per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance and an alternative perspective of our results of operations. Our primary non-GAAP adjustments are described in detail below. We use these non-GAAP measures to assess our operating performance, to develop budgets, to serve as a measurement for incentive compensation awards and to manage expenditures. Presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our Board of Directors. Lawson has historically reported similar non-GAAP financial measures to provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies including those that have recently made significant acquisitions.

The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.

Our primary non-GAAP reconciling items are as follows:

Purchase accounting impact on revenue - Lawson's non-GAAP financial results include pro forma adjustments for deferred maintenance and consulting revenues that we would have recognized under GAAP but for the related purchase accounting. The deferred revenue for maintenance and consulting on the acquired entity’s balance sheet, at the time of the acquisition, was eliminated from GAAP results as part of the purchase accounting for the acquisition. As a result, our GAAP results do not, in management’s view, reflect all of our maintenance and consulting activity. We believe the inclusion of the pro forma revenue adjustment provides investors a helpful alternative view of Lawson’s maintenance and consulting operations.

Integration related – We have incurred various integration related expenses as part of our acquisitions. These costs of integrating the operations of acquired businesses and Lawson are incremental to our historical costs and were charged to GAAP results of operations in the periods incurred. We do not consider these costs in our assessment of our operating performance. While these costs are not recurring with respect to our past acquisitions, we may incur similar costs in the future if we pursue other acquisitions. We believe that the exclusion of the non-recurring acquisition related integration costs provide investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Amortization of purchased maintenance contracts – We have excluded amortization of purchased maintenance contracts from our non-GAAP results. The purchase price related to these contracts is being amortized based upon the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the contracts. We believe that the exclusion of the amortization expense related to the purchased maintenance contracts provides investors an enhanced understanding of our results of operations.

Stock-based compensation - Expense related to stock-based compensation has been excluded from our non-GAAP results of operations. These charges consist of the estimated fair value of share-based awards including stock option, restricted stock, restricted stock units and share purchases under our employee stock purchase plan. While the charges for stock-based compensation are of a recurring nature, as we grant stock-based awards to attract and retain quality employees and as an incentive to help achieve financial and other corporate goals, we exclude them from our results of operation in assessing our operating performance. These charges are typically non-cash and are often the result of complex calculations using an option pricing model that estimates stock-based awards’ fair value based on factors such as volatility and risk-free interest rates that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in our operating plans. We believe that the exclusion of stock-based compensation provides investors useful information facilitating the comparison of current period results of operations and prior periods when such charges were not required to be recorded in our financial statements. In addition, we believe the exclusion of these charges facilitates comparisons of our operating results with those of our competitors who may have different policies regarding the use of stock-based awards.

Pre-merger claims reserve adjustment – We have excluded the adjustment to our pre-merger claims reserve from our non-GAAP results. As part of the purchase accounting relating to the Intentia transaction, we established a reserve for Intentia customer claims and disputes that arose before the acquisition which were originally recorded to goodwill. As we are outside the period in which adjustments to such purchase accounting is allowed, adjustments to the reserve are recorded in our general and administrative expenses under GAAP. We do not consider the adjustments to this reserve established under purchase accounting in our assessment of our operating performance. Further, since the original reserve was established in purchase accounting, the original charge was not reflected in our operating statement. We believe that the exclusion of the pre-merger claims reserve adjustment provides investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Restructuring - We have recorded various restructuring charges to reduce our cost structure to enhance operating effectiveness and improve profitability and to eliminate certain redundancies in connection with acquisitions. These restructuring activities impacted different functional areas of our operations in different locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These charges include costs related to severance and other termination benefits as well as costs to exit leased facilities. These restructuring charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of the non-recurring restructuring charges provide investors an enhanced view of the cost structure of our operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Amortization – We have excluded amortization of acquisition-related intangible assets including purchased technology, client lists, customer relationships, trademarks, order backlog and non-compete agreements from our non-GAAP results. The fair value of the intangible assets, which was allocated to these assets through purchase accounting, is amortized using accelerated or straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. While these non-cash amortization charges are recurring in nature and benefit our operations, this amortization expense can fluctuate significantly based on the nature, timing and size of our past acquisitions and may be affected by any future acquisitions. This makes comparisons of our current and historic operating performance difficult. Therefore, we exclude such accounting expenses when analyzing the results of all our operations including those of acquired entities. We believe that the exclusion of the amortization expense of acquisition-related intangible assets provides investors useful information facilitating comparison of our results period-over-period and with other companies in the software industry as they each have their own acquisition histories and related adjustments.

Impairment on long-term investments – The liquidity and fair value of our investments in marketable securities, including Auction Rate Securities (ARS), have been negatively impacted by the uncertainty in the credit markets and exposure to the financial condition of bond insurance companies. As a result, we recorded impairment charges to reduce the carrying value of our ARS investments. The impairment charges related to our ARS investments have been excluded from our non-GAAP results of operations. These impairment charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of these unique charges provide investors an enhanced view of our operations and facilitates comparisons with the results of other periods that do not reflect such charges.

LAWSON SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		% Increase	Nine Months Ended		% Increase
	Feb 29, 2008	Feb 28, 2007	(Decrease)	Feb 29, 2008	Feb 28, 2007	(Decrease)
Revenues:
License fees	$31,984	$26,434	21%	$90,434	$65,243	39%
Maintenance	84,630	73,308	15%	247,849	213,861	16%
Consulting	96,273	91,465	5%	280,614	258,433	9%
Total revenues	212,887	191,207	11%	618,897	537,537	15%

Cost of revenues:
Cost of license fees	6,767	5,950	14%	20,136	16,842	20%
Cost of maintenance	16,389	15,815	4%	48,879	44,500	10%
Cost of consulting	79,046	77,956	1%	234,427	227,979	3%
Total cost of revenues	102,202	99,721	2%	303,442	289,321	5%

Gross profit	110,685	91,486	21%	315,455	248,216	27%

Operating expenses:
Research and development	22,231	20,380	9%	61,249	63,235	(3%)
Sales and marketing	47,271	39,744	19%	137,776	116,534	18%
General and administrative	21,383	25,714	(17%)	72,945	73,919	(1%)
Restructuring	(137)	11,540	+++	(202)	14,900	---
Amortization of acquired intangibles	3,531	2,465	43%	10,099	7,254	39%
Total operating expenses	94,279	99,843	(6%)	281,867	275,842	2%

Operating income (loss)	16,406	(8,357)	+++	33,588	(27,626)	+++

Other income (expense), net:
Interest income	4,512	3,279	38%	17,257	10,579	63%
Interest expense	(2,118)	(1,660)	28%	(6,864)	(2,305)	198%
Impairment and other expense, net	(8,191)	(196)	+++	(12,245)	(153)	+++
Total other income (expense), net	(5,797)	1,423	----	(1,852)	8,121	----

Income (loss) before income taxes	10,609	(6,934)	+++	31,736	(19,505)	+++
Provision for income taxes	9,882	2,834	249%	21,705	9,564	127%
Net income (loss)	$727	$(9,768)	+++	$10,031	$(29,069)	+++

Net income (loss) per share:
Basic	$0.00	$(0.05)	+++	$0.06	$(0.16)	+++
Diluted	$0.00	$(0.05)	+++	$0.06	$(0.16)	+++

Shares used in computing net income (loss) per share:
Basic	175,912	187,666	(6%)	178,620	186,962	(4%)
Diluted	178,805	187,666	(5%)	181,949	186,962	(3%)

LAWSON SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	Feb 29, 2008	May 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$332,774	$473,963
Restricted cash – current	780	555
Marketable securities	5,471	74,995
Trade accounts receivable, net	201,496	162,947
Income taxes receivable	2,973	5,183
Deferred income taxes – current	18,846	17,431
Prepaid expenses and other current assets	44,807	28,196
Total current assets	607,147	763,270

Long-term marketable securities	-	4,878
Long-term investments	48,486	-
Restricted cash - non-current	2,517	6,889
Property and equipment, net	40,225	30,879
Goodwill	533,531	483,060
Other intangibles assets, net	117,097	133,456
Deferred income taxes - non-current	33,578	36,889
Other assets	19,574	19,786

Total assets	$1,402,155	$1,479,107

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Long-term debt – current	$3,798	$3,322
Accounts payable	22,166	21,475
Accrued compensation and benefits	87,759	85,144
Income taxes payable	5,825	3,535
Deferred income taxes – current	5,002	4,605
Deferred revenue – current	205,793	247,587
Other current liabilities	63,280	72,986
Total current liabilities	393,623	438,654

Long-term debt - non current	244,731	245,228
Uncertain tax position - non-current	4,562	-
Deferred income taxes - non-current	12,998	12,558
Deferred revenue – non-current	10,180	15,817
Other long-term liabilities	10,096	11,622

Total liabilities	676,190	723,879

Stockholders’ equity:
Common stock	2,009	1,994
Additional paid-in capital	836,841	822,740
Treasury stock, at cost	(227,450)	(123,207)
Retained earnings	27,786	17,755
Accumulated other comprehensive income	86,779	35,946
Total stockholders’ equity	725,965	755,228

Total liabilities and stockholders’ equity	$1,402,155	$1,479,107

LAWSON SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	Feb 29, 2008	Feb 28, 2007	Feb 29, 2008	Feb 28, 2007
Cash flows from operating activities:
Net income (loss)	$727	$(9,768)	$10,031	$(29,069)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,017	9,914	32,183	29,199
Amortization of debt issuance costs	322	-	966	-
Deferred income taxes	(749)	(1,158)	680	(822)
Provision for doubtful accounts	(1,399)	1,425	(2,244)	3,133
Warranty provision	1,793	(248)	4,593	636
Impairment on long-term investments	8,067	-	12,296	-
Net (gain) loss on disposal of assets	-	135	(311)	137
Excess tax benefits from stock transactions	(304)	(752)	(2,025)	(1,785)
Stock-base compensation expense	428	1,840	4,683	5,513
Amortization of discounts and premiums on marketable securities	(2)	(140)	(92)	(375)
Changes in operating assets and liabilities, net of effect from acquisitions:
Trade accounts receivable	(45,136)	(10,665)	(29,664)	(9,492)
Prepaid expenses and other assets	(2,645)	(6,965)	(11,860)	(5,286)
Accounts payable	5,618	6,325	123	(2,073)
Accrued and other liabilities	3,813	3,254	(18,166)	(11,501)
Income taxes payable/receivable	2,764	542	11,396	(1,130)
Deferred revenue and customer deposits	39,976	21,070	(58,774)	6,737
Net cash provided by (used in) operating activities	24,290	14,809	(46,185)	(16,178)

Cash flows from investing activities:
Cash paid in conjunction with acquisitions, net of cash acquired	-	(1,580)	-	(3,575)
Change in restricted cash	4,206	(1,522)	4,147	(14,990)
Purchases of marketable securities and investments	-	(26,671)	(205,098)	(100,420)
Proceeds from maturities and sales of marketable securities and investments	22,220	60,237	216,340	148,510
Purchases of property and equipment	(5,025)	(5,204)	(15,847)	(10,677)
Net cash provided by (used in) investing activities	21,401	25,260	(458)	18,848

Cash flows from financing activities:
Principal payments on long-term debt	(459)	(378)	(1,340)	(1,351)
Cash proceeds from issuance of long-term debt	-	1,454	-	3,222
Payments on capital lease obligations	(348)	(445)	(1,024)	(1,406)
Cash proceeds from exercise of stock options	1,004	2,971	6,490	10,055
Excess tax benefit from stock transactions	304	752	2,025	1,785
Cash proceeds from employee stock purchase plan	767	694	2,212	2,023
Repurchase of common stock from related parties	-	-	(36,800)	-
Repurchase of common stock – other	(48,884)	(5,900)	(68,829)	(5,900)
Net cash provided by (used in) financing activities	(47,616)	(852)	(97,266)	8,428

Effect of exchange rate changes on cash and cash equivalents	(3,104)	(115)	2,720	1,051

Net increase (decrease) in cash and cash equivalents	(5,029)	39,102	(141,189)	12,149
Cash and cash equivalents at beginning of period	337,803	183,201	473,963	210,154
Cash and cash equivalents at end of period	$332,774	$222,303	$332,774	$222,303

TABLE 1
LAWSON SOFTWARE, INC.
CURRENCY IMPACT SUMMARY
(in thousands)
(unaudited)

	Three Months Ended Feb 29, 2008	% Increase (Decrease) as reported	% Increase (Decrease) at constant currency	Nine Months Ended Feb 29, 2008	% Increase (Decrease) as reported	% Increase (Decrease) at constant currency

License fees	$ 31,984	21%	17%	$ 90,434	39%	34%
Maintenance	84,630	15%	11%	247,849	16%	12%
Consulting	96,273	5%	(2%)	280,614	9%	2%
Total revenues	212,887	11%	6%	618,897	15%	10%

Total cost of revenues	102,202	2%	(3%)	303,442	5%	(1%)
Total operating expenses	$ 94,279	(6%)	(10)%	$ 281,867	2%	(2)%

We provide the percent change in the results from one period to another using constant currency disclosure to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with US GAAP. We calculate constant currency changes by converting entities reporting in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.

TABLE 2 RECONCILIATION OF CONSOLIDATED GAAP NET INCOME (LOSS) TO CONSOLIDATED NON-GAAP NET INCOME
(in thousands)

		Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
		Feb 29, 2008	Feb 28, 2007	Feb 29, 2008	Feb 28, 2007
Net income (loss), as reported		$ 727	$ (9,768)	$ 10,031	$ (29,069)
Purchase accounting impact on revenue	(1)	221	1,818	1,263	10,288
Purchase accounting impact on consulting		131	614	387	614
Integration related	(4)	-	1,804	-	9,356
Amortization of purchased maintenance contracts		821	863	2,643	2,711
Stock-based compensation		428	1,839	4,682	5,515
Pre-merger claims reserve adjustment		(3,827)	-	(3,827)	-
Restructuring		(137)	11,540	(202)	14,900
Amortization		6,371	6,640	19,514	19,391
Impairment on long-term investments		8,067	-	12,296	-
Tax	(5)	938	(3,959)	(4,785)	(12,224)
Non-GAAP net income		$ 13,740	$ 11,391	$ 42,002	$ 21,482

TABLE 3 RECONCILIATION OF CONSOLIDATED GAAP TO CONSOLIDATED NON-GAAP PER SHARE EFFECT
(in thousands)

		Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
		Feb 29, 2008	Feb 28, 2007	Feb 29, 2008	Feb 28, 2007
Net income (loss), as reported	(2)	$ 0.00	$ (0.05)	$ 0.06	$ (0.16)
Purchase accounting impact on revenue	(1)	0.00	0.01	0.01	0.06
Purchase accounting impact on consulting		0.00	0.00	0.00	-
Integration related	(4)	0.00	0.01	0.00	0.05
Amortization of purchased maintenance contracts		0.00	0.00	0.01	0.01
Stock-based compensation		0.00	0.01	0.03	0.03
Pre-merger claims reserve adjustment		(0.02)	0.00	(0.02)	0.00
Restructuring		0.00	0.06	0.00	0.08
Amortization		0.04	0.04	0.11	0.10
Impairment on long-term investments		0.05	0.00	0.07	0.00
Tax	(5)	0.01	(0.02)	(0.03)	(0.07)
Non-GAAP net income per share	(2) (3)	$ 0.08	$ 0.06	$ 0.23	$ 0.11

Weighted average shares – basic		175,912	187,666	178,620	186,962
Weighted average shares – diluted		178,805	190,790	181,949	190,307

TABLE 4 SUMMARY OF NON-GAAP ITEMS
(in thousands)

		Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
		Feb 29, 2008	Feb 28, 2007	Feb 29, 2008	Feb 28, 2007
Purchase accounting impact on revenue	(1)	$ 221	$ 1,818	$ 1,263	$ 10,288
Purchase accounting impact on consulting cost	(4)	131	614	387	614
Integration related		-	1,804	-	9,356
Amortization of purchased maintenance contracts		821	863	2,643	2,711
Stock-based compensation		428	1,839	4,682	5,515
Pre-merger claims reserve adjustment		(3,827)	-	(3,827)	-
Restructuring		(137)	11,540	(202)	14,900
Amortization		6,371	6,640	19,514	19,391
Impairment on long-term investments subtotal pre-tax adjustments		8,067	-	12,296	-
		12,075	25,118	36,756	62,775
Tax provision	(5)	938	(3,959)	(4,785)	(12,224)
Impact on net income		$ 13,013	$ 21,159	$ 31,971	$ 50,551

(1) For the purchase accounting impact on deferred revenues for three months ending February 29, 2008 and February 28, 2007, $221,000 and $1,354,000, respectively, relates to maintenance revenue and $0 and $464,000, respectively, relates to consulting revenue.

(2) For calculation of EPS, basic weighted average shares are used with a net loss and diluted weighted average shares are used with net income.

(3) Net income per share columns may not total due to rounding.

(4) Represents integration related expenses relating to the acquisition of Intentia International AB.

(5) Non-GAAP tax provision is calculated by excluding the non-GAAP adjustments on a jurisdictional basis.

TABLE 5 LAWSON SOFTWARE, INC.
SUPPLEMENTAL NON-GAAP MEASURES
INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	Feb 29,	Feb 28,	Feb 29,	Feb 28,
	2008	2007	2008	2007
Revenue items
Purchase accounting impact on maintenance	$221	$1,354	$1,073	$7,212
Purchase accounting impact on consulting	-	464	190	3,076
Total revenue items	221	1,818	1,263	10,288

Cost of license items
Amortization of acquired software	(2,840)	(2,735)	(9,415)	(7,904)
Non-cash stock-based compensation	(3)	(7)	(16)	(21)
Total cost of license items	(2,843)	(2,742)	(9,431)	(7,925)

Cost of maintenance items
Amortization of purchased maintenance contracts	(821)	(863)	(2,643)	(2,711)
Integration related (1)	-	-	-	(70)
Non-cash stock-based compensation	(12)	(33)	(79)	(110)
Total cost of maintenance items	(833)	(896)	(2,722)	(2,891)

Cost of consulting items
Purchase accounting impact on consulting	(131)	(614)	(387)	(614)
Amortization	-	(1,440)	-	(4,233)
Integration related (1)	-	39	-	(1,712)
Non-cash stock-based compensation	19	(249)	(414)	(606)
Total cost of consulting items	(112)	(2,264)	(801)	(7,165)

Research and development items
Integration related (1)	-	(56)	-	(74)
Non-cash stock-based compensation	(34)	(150)	(325)	(468)
Total research and development items	(34)	(206)	(325)	(542)

Sales and marketing items
Integration related (1)	-	53	-	(1,489)
Non-cash stock-based compensation	(17)	(321)	(753)	(1,092)
Total sales and marketing items	(17)	(268)	(753)	(2,581)

General and administrative items
Integration related (1)	-	(1,840)	-	(6,011)
Pre-merger claims reserve adjustment	3,827	-	3,827	-
Non-cash stock-based compensation	(381)	(1,079)	(3,095)	(3,218)
Total general and administrative	3,446	(2,919)	732	(9,229)

Restructuring	137	(11,540)	202	(14,900)

Amortization of acquired intangibles	(3,531)	(2,465)	(10,099)	(7,254)

Other income (expense), impairment on long-term investments	8,067	-	12,296	-

Tax provision (2)	938	(3,959)	(4,785)	(12,224)

Total Adjustments	$13,013	$21,159	$31,971	$50,551

(1) Represents integration related expenses relating to the acquisition of Intentia International AB.

(2) Based on a projected annual global effective tax rate analysis, the non-GAAP Q308 tax provision was calculated to be 39.4%. Based on a projected annual global effective tax rate analysis, the non-GAAP tax provision was calculated to be 38.7% for the nine month period of fiscal 2008. The non-GAAP tax provision is calculated excluding the non-GAAP adjustments in a jurisdictional basis.

CONTACT:
Lawson Software, Inc.
Joe Thornton, +1-651-767-6154
Media
joe.thornton@us.lawson.com
or
Barbara Doyle, +1-651-767-4385
Investors and Analysts
barbara.doyle@us.lawson.com